SCHEDULE 14-A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Kaiser Federal Financial Group, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

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September 14, 2012

Dear Stockholder:

We cordially invite you to attend the 2012 Annual Meeting of Stockholders of Kaiser Federal Financial Group, Inc., the parent company of Kaiser Federal Bank.  The annual meeting will be held at the main office of Kaiser Federal Bank, located at 1359 North Grand Avenue, Covina, California 91724, at 5:00 p.m., local time, on October 24, 2012.

The enclosed notice of annual meeting of stockholders and proxy statement describes the formal business to be transacted at the annual meeting.  During the annual meeting we will also report on the operations of Kaiser Federal Financial Group, Inc.The business to be conducted at the annual meeting includes the election of four directors,  the ratification of the appointment of Crowe Horwath LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2013 and the consideration of an advisory, non-binding resolution with respect to the executive compensation described in this proxy statement.  Our directors and officers will be present to respond to any questions that stockholders may have.

We are furnishing proxy materials to our stockholders over the Internet.  You may read, print and download our 2012 annual report to stockholders on Form 10-K and our proxy statement at www.kffg.com. On September 14, 2012, we mailed our stockholders a notice containing instructions on how to access these materials and how to vote their shares online.  The notice provides instructions on how you can request a paper copy of these materials by mail, by telephone or by e-mail.  If you requested your materials via e-mail, the e-mail contains voting instructions and links to the materials on the Internet.  You may vote your shares by Internet, telephone, regular mail or in person at the annual meeting. Instructions regarding the various methods of voting are contained on the notice and on the proxy card.

Our Board of Directors has determined that the matters to be considered at the annual meeting are in the best interests of Kaiser Federal Financial Group, Inc. and its stockholders.  For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” each matter to be considered.

On behalf of the Board of Directors, we urge you to vote your shares of common stock as soon as possible even if you currently plan to attend the annual meeting.  This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the annual meeting.

Sincerely,

/s/Dustin Luton
Dustin Luton
President and Chief Executive Officer

KAISER FEDERAL FINANCIAL GROUP, INC.
1359 North Grand Avenue
Covina, California 91724
(800) 524-2274

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held on October 24, 2012

Notice is hereby given that the 2012 Annual Meeting of Stockholders of Kaiser Federal Financial Group, Inc. will be held at the main office of Kaiser Federal Bank, located at 1359 North Grand Avenue, Covina, California 91724, on October 24, 2012 at 5:00 p.m., local time.

The annual meeting is for the purpose of considering and acting upon:

1.	The election of four directors of Kaiser Federal Financial Group, Inc.;
2.	The ratification of the appointment of Crowe Horwath LLP as the independent registered public accounting firm for Kaiser Federal Financial Group, Inc. for the fiscal year ending June 30, 2013;
3.	An advisory, non-binding resolution with respect to the executive compensation described in this proxy statement; and

transacting such other business as may properly come before the annual meeting, or any adjournments thereof.  As of the date of this notice, the Board of Directors is not aware of any other business to come before the annual meeting. Any action may be taken on the foregoing proposals at the annual meeting on the date specified above, or on any date or dates to which the annual meeting may be adjourned.  Stockholders of record at the close of business on September 6, 2012, are the stockholders entitled to vote at the annual meeting, and any adjournments thereof.

We call your attention to the proxy statement accompanying this notice for a more complete statement regarding the matters to be acted upon at the annual meeting.  You may also read, print and download our 2012 Annual Report to Stockholders on Form 10-K and our proxy statement at www.kffg.com.   Please read it carefully.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeanne R. Thompson
Jeanne R. Thompson
Corporate Secretary

Covina, California
September 14, 2012

TABLE OF CONTENTS

ANNUAL MEETING OF STOCKHOLDERS	1
REVOCATION OF PROXIES	1
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF	1
PROPOSAL 1 — ELECTION OF DIRECTORS	4
PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	32
PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION	34
ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT THE 2013 ANNUAL MEETING	35
STOCKHOLDER PROPOSALS	36
OTHER MATTERS	36
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING	36
MISCELLANEOUS	36

PROXY STATEMENT

KAISER FEDERAL FINANCIAL GROUP, INC.
1359 North Grand Avenue
Covina, California 91724
(800) 524-2274

ANNUAL MEETING OF STOCKHOLDERS
October 24, 2012

This proxy statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Kaiser Federal Financial Group, Inc. to be used at the 2012 Annual Meeting of Stockholders of Kaiser Federal Financial Group, Inc., which will be held at the main office of Kaiser Federal Bank, located at 1359 North Grand Avenue, Covina, California 91724, on October 24, 2012, at 5:00 p.m., local time, and all adjournments of the annual meeting.  The notice of annual meeting of stockholders and this proxy statement are first being made available to stockholders on or about September 14, 2012.

REVOCATION OF PROXIES

Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the annual meeting and all adjournments thereof. Proxies solicited on behalf of the Board of Directors of Kaiser Federal Financial Group, Inc. will be voted in accordance with the directions given thereon. You can vote your shares of our common stock prior to the annual meeting by internet, telephone or regular mail in accordance with instructions set forth on the proxy card. Proxies received by us, which are signed, but contain no instructions for voting, will be voted “FOR” the proposals set forth in this proxy statement for consideration at the annual meeting.

Proxies may be revoked by sending written notice of revocation to the Secretary of Kaiser Federal Financial Group, Inc., Jeanne R. Thompson, at our address shown above, by returning a duly executed proxy bearing a later date, by internet, telephone or regular mail in accordance with instructions set forth on the proxy card or by voting in person at the annual meeting. The presence at the annual meeting of any stockholder who had previously given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the annual meeting or delivers a written revocation to the Secretary of Kaiser Federal Financial Group, Inc. prior to the voting of such proxy.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Holders of record of our common stock, par value $0.01 per share, as of the close of business on September 6, 2012 are entitled to one vote for each share then held.  As of the record date, there were 8,911,626 shares of our common stock issued and outstanding.  The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the annual meeting.  Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present.

As to the election of directors, a stockholder may vote FOR the election of the nominees proposed by the Board of Directors, or WITHHOLD authority to vote for one or more of the nominees being proposed.  Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.

As to the ratification of Crowe Horwath LLP as our independent registered public accounting firm, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification.  The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy is required for the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2013.  The ratification of this matter shall be determined without regard to broker non-votes or proxies marked “ABSTAIN.”

As to the advisory, non-binding resolution with respect to our executive compensation as described in this proxy statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the annual meeting, without regard to either broker non-votes, or proxies marked “ABSTAIN,” is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Kaiser Federal Financial Group, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, Kaiser Federal Financial Group, Inc. or the Board of Directors.

As provided in Section D of Article 5 of our Articles of Incorporation, record holders who beneficially own in excess of 10% of the outstanding shares of our common stock are not entitled to vote any shares held in excess of the 10% limit. Subject to certain exceptions, a person is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person. The Board of Directors of Kaiser Federal Financial Group, Inc. is authorized to construe and apply the provisions of Section D of Article 5 of the Articles of Incorporation, and to make all determinations it deems necessary or desirable to implement them, including determining the number of shares beneficially owned by any person, and to demand certain information from any person who is reasonably believed to beneficially own stock in excess of the 10% limit and reimbursement for all expenses incurred by Kaiser Federal Financial Group, Inc. in connection with an investigation conducted by the Board of Directors pursuant to the provisions of Article 5, Section D of the Articles of Incorporation.

        If you have selected a broker, bank, or other intermediary to hold your common stock rather than having the shares directly registered in your name with our transfer agent, Broadridge, you will receive instructions directly from your broker, bank, or other intermediary in order to vote your shares.  Your brokerage firm may also provide the ability to vote your proxy by telephone or online.  Please be advised that if you choose not to vote your proxy, your brokerage firm has the authority under applicable stock market rules to vote your shares “FOR” or “AGAINST” routine matters.  The ratification of our independent registered public accounting firm is deemed to be a routine matter.  Accordingly, we urge you to vote by following the instructions provided by your broker, bank, or other intermediary.

Persons and groups who beneficially own in excess of 5% of our common stock are required to file certain reports with the Securities and Exchange Commission regarding such ownership pursuant to the Securities Exchange Act of 1934, as amended.  The following table sets forth, as of the record date, the shares of common stock beneficially owned by each person who was the beneficial owner of more than 5% of the outstanding shares of our common stock.

Name and Address of Beneficial Owners	Amount of Shares Owned and Nature of Beneficial Ownership (1)	Percent of Shares of Common Stock Outstanding
Castine Capital Management, LLC One International Place, Suite 2401 Boston, MA 02110(2)	960,000	9.99%
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210 (3)	882,400	9.85%
Principal Financial Group Inc. Delaware Charter Guarantee and Trust Company dba Principal Trust Company 711 High Street Des Moines, IA 50392(4)	800,037	8.38%
Columbia Wanger Asset Management, LLC 2227 W. Monroe Street Suite 3000 Chicago, IL 60606(5)	771,445	8.00%
Firefly Value Partners, LP 551 Fifth Ave., 36th Floor New York, NY 10176(6)	461,922	5.10%

(1)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined.  As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.

(2)	Amount and percent of shares is based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012, by Castine Capital Management, LLC.
(3)
Amount is based on Form 13F filed with the Securities and Exchange Commission on August 14, 2012 for the period ended June 30, 2012.  Percent of shares is calculated based on outstanding shares at June 30, 2012.

(4)
Amount and percent of shares is based on a Schedule 13G filed with the Securities and Exchange Commission on January 31, 2012, by Principal Financial Group Inc. and Principal Trust Company as Trustee for the Kaiser Federal Bank Employee Stock Ownership Plan and the Kaiser Federal Bank Employees’ Savings & Profit Sharing Plan.

(5)	Amount and percent of shares is based on a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2012, by Columbia Wanger Asset Management, LLC.
(6)	Amount and percent of shares is based on a Schedule 13G filed with the Securities and Exchange Commission on May 21, 2012.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members.  Effective on the date of the annual meeting, our Board of Directors authorized an increase to eight members.  Our bylaws provide that approximately one-third of the directors are to be elected annually. Directors are generally elected to serve for a three-year period and until their respective successors shall have been elected and shall qualify. Four directors will be elected at the annual meeting and will serve until their successors have been elected and qualified. The governance/nominating committee has nominated Giovani O. Dacumos, Michael J. Sacher and Robert C. Steinbach to serve as directors for three-year terms and Dustin Luton for a two-year term.  Mr. Luton has a two-year term to balance the term of the board, resulting in approximately one-third of the board being up for reelection annually.

The following table as of September 6, 2012, provides the positions, ages and terms of office as applicable to our nominees, continuing directors and executive officers along with the beneficial ownership of our common stock held by our nominees, continuing directors and executive officers, individually and as a group. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the annual meeting for the election of the nominees identified below. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

Name (1)	Age (2)	Positions Held with Kaiser Federal Financial Group, Inc.	Director Since (3)	Current Term to Expire	Shares of Common Stock Beneficially Owned (4)(5)		Percent of Class
Giovani O. Dacumos	42	Director	2010	2012	4,759	(6)	* %
Michael J. Sacher	59	Director	2008	2012	18,387	(7)	*
Robert C. Steinbach	59	Director	2000	2012	45,677	(8)	*
Dustin Luton	42	Director Nominee, President	N/A	N/A	80,668	(9)	*
		and Chief Executive Officer

James L. Breeden	69	Chairman of the Board	1987	2013	41,682	(10)	*
Laura G. Weisshar	61	Director	2007	2013	25,599	(11)	*
John H. Cochrane	51	Director	2011	2014	1,183		*
Donald R. Voss	62	Director	2011	2014	2,083	(12)	*

Jean M. Carandang	47	Chief Financial Officer	N/A	N/A	18,686	(13)	*
Nancy J. Huber**	50	Chief Credit Officer	N/A	N/A	52,895	(14)	*
Jeanne R. Thompson**	65	Chief Administrative Officer	N/A	N/A	60,139	(15)	*
David G. Hanighen**	54	Chief Information Officer	N/A	N/A	2,035		*

All nominees, directors and executive officers as a group (12 persons)					353,793		3.9%

*	Less than 1%.
**	Ms. Huber, Ms. Thompson and Mr. Hanighen are officers of Kaiser Federal Bank only.
(1)	The mailing address for each person listed is 1359 North Grand Avenue, Covina, California 91724.
(2)	As of September 6, 2012.
(3)
For Director Breeden, reflects initial appointment to the Board of Directors of Kaiser Permanente Federal Credit Union, the predecessor to Kaiser Federal Bank.  Each director of Kaiser Federal Financial Group, Inc. is also a director of Kaiser Federal Bank.

(4)
In accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he or she has voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time with 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the names individuals effectively exercise sole or shared voting or investment power.

(5)
Includes the following amounts of unvested shares of restricted stock granted under the K-Fed Bancorp 2004 Recognition and Retention Plan and the Kaiser Federal Financial Group, Inc. 2011 Equity Incentive Plan: 1,083 shares for director Breeden, 1,083 shares for director Cochrane, 1,883 shares for director Dacumos, 2,521 shares for director Sacher, 1,083 shares for director Steinbach, 1,083 shares for director Voss, 1,802 shares for director Weisshar, 11,238 shares for Mr. Luton, 7,693 shares for Ms. Carandang, 4,365 shares for Ms. Huber, 4,255 shares for Ms. Thompson and 2,035 shares for Mr. Hanighen.

(6)	Includes 800 shares of common stock held by Mr. Dacumos’ spouse.
(7)	Includes 5,075 shares of common stock held in a trust for Mr. Sacher. Includes 8,633 stock options that have vested or will vest within 60 days after September 6, 2012.
(8)
Includes 10,791 shares of common stock held by Mr. Steinbach’s spouse and 1,000 shares held in a trust for Mr. Steinbach.  Includes 14,387 stock options that have vested or will vest within 60 days after September 6, 2012.

(9)
Includes 9,754 shares of common stock held in the Kaiser Federal Bank employee stock ownership plan, 4,442 shares of common stock held in the Kaiser Federal Bank 401(k) Plan and 1,438 shares held in an IRA for Mr. Luton. Includes 39,009 stock options that have vested or will vest within 60 days after September 6, 2012.

(10)
Includes 1,896 shares of common stock held by Mr. Breeden’s spouse and 11,150 shares of common stock held in an IRA for Mr. Breeden.  Includes 8,633 stock options that have vested or will vest within 60 days after September 6, 2012.

(11)	Includes 11,568 shares of common stock held in a living trust. Includes 10,072 stock options that have vested or will vest within 60 days after September 6, 2012.
(12)	Includes 1,000 shares of common stock held in a trust for Mr. Voss.
(13)
Includes 4,573 shares of common stock held in Kaiser Federal Bank employee stock ownership plan and 1,166 shares of common stock held in the Kaiser Federal Bank 401(k) Plan. Includes 3,237 stock options that have vested or will vest within 60 days after September 6, 2012.

(14)
Includes 17,744 shares of common stock held in the Kaiser Federal Bank employee stock ownership plan. Includes 22,301 stock options that have vested or will vest within 60 days after September 6, 2012.

(15)
Includes 843 shares of common stock held by Ms. Thompson’s spouse, 6,042 shares of common stock held in a trust for Ms. Thompson, 15,383 shares of common stock held in the Kaiser Federal Bank employee stock ownership plan and 9,697 shares of common stock held in the Kaiser Federal Bank 401(k) Plan. Includes 22,301 stock options that have vested or will vest within 60 days after September 6, 2012.

The Business Background of Kaiser Federal Financial Group, Inc.’s Nominees, Continuing Directors and Executive Officers

The board believes that the many years of service that many of our directors have at Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank serves as an important qualification for service on our board.  This service has given them extensive knowledge of the banking business of Kaiser Federal Bank and Kaiser Federal Financial Group, Inc.  Furthermore, their service on our board committees, especially in the areas of audit, compensation and corporate governance, is critical to their ability to oversee the management of Kaiser Federal Bank by our executive officers.  Each director brings special skills, experience and expertise to the board as a result of his or her other business activities and associations.  The business experience of each of our directors for at least the past five years and the experience, qualifications, attributes, skills and areas of expertise of each director that further supports his or her service as a director are set forth below.  Unless otherwise indicated, each director has held his or her current position for at least the past five years.

Nominees

Giovani O. Dacumos. Mr. Dacumos joined the Board of Directors in April 2010.  Mr. Dacumos has served as Director of Systems for the Department of Building and Safety of the City of Los Angeles since 2009 and has been with the department since 1999.  He brings general business and financial skills, including a deep understanding of information technology, which is valuable to his service on our board, IT Steering Committee and the Audit Committee.

Michael J. Sacher.  Mr. Sacher joined the Board of Directors in October 2008.  He has spent the past 30 years in public accounting, specializing in the financial institutions sector.  From August 2001 through July 2008, he served as a partner in the Credit Union Division with McGladrey & Pullen, LLP which served as the former registered public accounting firm of K-Fed Bancorp until 2004.  Mr. Sacher resigned his partnership with McGladrey & Pullen to start a consulting firm providing services to the financial institutions sector. He is licensed as a certified public accountant in the State of California.  He brings specific business, financial, risk management, audit and accounting skills related to financial institutions, which are important to his service on our board, Executive Committee and the Audit Committee.

Robert C. Steinbach. Mr. Steinbach has been employed by the City of Los Angeles Department of Building and Safety since January 1985 where he currently serves as an Assistant General Manager and Chief of the Inspection Bureau of over 350 employees, including all emergency response activities.  He has served as Mayor and as City Council Member for the City of Lomita from 2000 – 2004 as well as six years as Chairman of the Planning and Community Development Advisory Boards. He brings general business, construction development, governmental relations, public / private sector relations, financial and risk management skills, including knowledge of compensation matters, to his service on our board, Executive Committee and the Compensation Committee.

Dustin Luton. Mr. Luton was appointed President and Chief Executive Officer of Kaiser Federal Financial Group, Inc. and of Kaiser Federal Bank effective July 1, 2011. Mr. Luton served as Chief Financial Officer for Kaiser Federal Bank from November 2006 until his appointment as the Chief Operating Officer in July 2009 and was given the additional position of President of Kaiser Federal Bank in February 2011. He served as Chief Financial Officer of Kaiser Federal Financial Group, Inc. (and its predecessor) since November 2006 until his appointment as President and Chief Executive Officer. Previously, he was the Partner-in-Charge of the Southern California office of the National Credit Union Division of the accounting firm, McGladrey & Pullen, LLP.  He was employed by McGladrey & Pullen, LLP beginning in 2000 and was responsible for supervising the professional staff and professional services provided to clients in the Southern California region.  Mr. Luton is a certified public accountant and his background in public accounting enhances the board’s oversight of financial reporting and disclosure issues.  The Board of Directors considers Mr. Luton’s leadership skills and knowledge of accounting, auditing and corporate governance in the financial services industry to be assets to the Board of Directors.    Additionally, as Chief Executive Officer, Mr. Luton will provide the Board of Directors with unique insight into Kaiser Federal Financial Group, Inc.’s strategy, business planning and operations.

Directors Continuing in Office

James L. Breeden. Mr. Breeden has served as Chairman of the Board of Directors since November 2000. He is a retired hospital administrator for the Kaiser Foundation Hospitals where he worked for 27 years.  His management and business experience in hospital administration bring unique knowledge and skills directly related to our Kaiser Permanente affiliated customers that are beneficial to his service on the board, Executive Committee, Governance/Nominating Committee and Compensation Committee.

John H. Cochrane. Mr. Cochrane serves as President and Chief Executive Officer of be.group, formerly known as Southern California Presbyterian Homes, one of the nation’s largest nonprofit organizations dedicated to providing quality housing, health and support services for older adults of all faiths.  Prior to joining be.group in August 2009, he served as Chief Operating Officer from December 2006 to July 2009 at Lifespace Communities, a nonprofit operator of senior living communities located throughout the Midwest and Florida.  Mr. Cochrane is a graduate of Northwestern University School of Law in Chicago and practiced law in the areas of real estate and finance before working in senior housing.  He brings general management, legal, risk management and brand development skills to his service on the board, Compensation Committee and Governance/Nominating Committee.

Donald R. Voss. Mr. Voss is an elected Councilmember of the City of La Cañada Flintridge, California.  He became a member of the City Council in 2006 following five years service as City Treasurer.  Previously, Mr. Voss held a variety of positions in a 25 year career with First Interstate Bank, culminating as an Executive Vice President and Manager of the U.S. Banking Division.  Much of his banking experience was with domestic and international financial institutions.  He brings general business, financial, credit and risk management, treasury management, and governance skills, which are of importance to his service on our board,  Audit Committee and Governance/Nominating Committee.

Laura G. Weisshar. Ms. Weisshar has been employed by the Kaiser Foundation Health Plan since 1992, serving in a number of management positions until her appointment in 2002 as the Vice President and Controller of the Kaiser Permanente Southern California Region.  In 2010, Ms. Weisshar was promoted to the national position of Vice President of Finance for Community Benefit, Research and Health Policy. Ms. Weisshar is licensed as a certified public accountant in the State of California.  Her experience brings unique knowledge and skills related to the Kaiser Permanente affiliated customers, as well as general business, financial, audit and accounting skills, which are important to her service on our board, Audit Committee and Governance/Nominating Committee.

Executive Officers Who are Not Directors

Jean M. Carandang.  Ms. Carandang was appointed Chief Financial Officer of Kaiser Federal Financial Group, Inc. on July 1, 2011. Ms. Carandang joined Kaiser Federal Bank in December 2008 as Vice President of Finance and was appointed Chief Financial Officer of Kaiser Federal Bank in July 2009. She was formerly Senior Vice President, Controller of PFF Bank & Trust from 2005 until 2008 and also served as Corporate Controller and Risk Officer at Quaker City Bank from 1993 until 2005.

Nancy J. Huber.  Ms. Huber joined Kaiser Federal Bank in 1992 and has served as the Chief Credit Officer since 1999. In this role, she is responsible for all credit related functions including retail loan originations, income property lending, loan servicing, credit administration, lending compliance, and loss mitigation including collections, special asset monitoring, and problem asset disposition. From 2002 to 2010, Ms. Huber was Kaiser Federal Bank’s Community Reinvestment Act Officer.

Jeanne R. Thompson.  Ms. Thompson has served as Chief Administrative Officer since 2009.  From 2001 until 2009, she served as Chief Operating Officer of Kaiser Federal Bank.  She served as senior vice president for branch operations of Indy Mac Bank from 2000 to 2001 upon the acquisition of First Federal Savings and Loan Association of San Gabriel Valley, where she served from 1985 to 2000.

David G. Hanighen. Mr. Hanighen joined Kaiser Federal Bank in October 2011 as Chief Information Officer.  He was formerly Vice President, Information Services for SchoolsFirst Federal Credit Union from 2001 until 2011 and fulfilled senior information technology leadership roles at various companies from 1980 until 2001.

Board Independence

The Board of Directors consists of a majority of “independent directors” within the meaning of the Nasdaq corporate governance listing standards. The Board of Directors has determined that directors Breeden, Cochrane, Dacumos, Sacher, Steinbach, Voss and Weisshar are each “independent” within the meaning of the Nasdaq corporate governance listing standards.  Director nominee Dustin Luton is not independent because he is the President and Chief Executive Officer of Kaiser Federal Financial Group, Inc.  There was no transaction between the members of the Board of Directors and Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank that we considered in determining the independence of a director, except those stated in “Transactions with Certain Related Persons.” The Board of Directors has adopted a policy pursuant to which the independent directors of the board shall meet in executive sessions periodically, which meetings may be held in conjunction with regularly scheduled board meetings.

Board Leadership Structure and Risk Oversight

Our Board of Directors is chaired by James L. Breeden, who is a non-executive director.   Dustin Luton, our President and Chief Executive Officer, is a nominee to our Board of Directors.  We intend to continue to separate the Chairman and Chief Executive Officer positions.  This structure ensures a greater role for the independent directors in the oversight of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank and active participation of the independent directors in setting agendas and establishing priorities and procedures for the work of the Board.

The Board of Directors is actively involved in oversight of risks that could affect Kaiser Federal Financial Group, Inc. This oversight is conducted primarily through committees of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Board of Directors satisfies this responsibility through full reports by each committee chair regarding the committee’s considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within Kaiser Federal Financial Group, Inc.  Risks relating to the direct operations of Kaiser Federal Bank are further overseen by the Board of Directors of Kaiser Federal Bank, who are the same individuals who serve on the Board of Directors of Kaiser Federal Financial Group, Inc.  The Board of Directors of Kaiser Federal Bank also has additional committees that conduct risk oversight separate from Kaiser Federal Financial Group, Inc. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations and risks acceptable to the organization.

Meetings and Committees of the Board of Directors

Our business is conducted at regular and special meetings of the full Board of Directors and its standing committees. The standing committees consist of the executive, audit, compensation and governance/nominating committees. During the fiscal year ended June 30, 2012, the Board of Directors of Kaiser Federal Financial Group, Inc. held four regular meetings and five special meetings and the Board of Directors of Kaiser Federal Bank held 12 regular meetings and no special meetings. No director attended fewer than 75% in the aggregate of the total number of board meetings held and the total number of committee meetings on which he or she served during fiscal 2012.

Executive Committee. The executive committee consists of directors Breeden, who serves as Chairman, Sacher and Steinbach. The executive committee meets as needed. The executive committee is generally authorized to act on behalf of the full Board of Directors when certain business matters require prompt action.  The executive committee met eight times during the fiscal year ended June 30, 2012.

Audit Committee. The audit committee consists of directors Sacher, who serves as Chairman, Dacumos, Voss and Weisshar. The audit committee meets with the independent registered public accounting firm at least on a quarterly basis to discuss the results of operations and on an annual basis to review the results of the annual audit and other related matters. Each member of the audit committee is “independent” as defined in the Nasdaq corporate governance listing standards and Rule 10A-3 of the Securities and Exchange Commission. The Board of Directors has determined that directors Sacher and Weisshar qualify as “audit committee financial experts” as that term is used in the rules and regulations of the Securities and Exchange Commission. The audit committee charter is available on Kaiser Federal Financial Group, Inc.’s website at www.kffg.com. The audit committee met 12 times during the fiscal year ended June 30, 2012.

Compensation Committee.  The compensation committee is responsible for recommending to the full board the compensation of the Chief Executive Officer, reviewing and administering overall compensation policy, including setting performance measures and goals, approving benefit programs, managing and balancing risk in incentive compensation arrangements, establishing compensation of the Board of Directors and other matters of personnel policy and practice of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank. The compensation committee of Kaiser Federal Financial Group, Inc. is comprised of directors Steinbach, who serves as Chairman, Breeden and Cochrane. Each member of the compensation committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The report of the compensation committee is included elsewhere in this proxy statement.  Our Board of Directors has adopted a written charter for the compensation committee, which is available on Kaiser Federal Financial Group, Inc.’s website at www.kffg.com.  The compensation committee met five times during the fiscal year ended June 30, 2012.

The role of the compensation committee is to review annually the compensation levels of the executive officers and recommend compensation changes to the Board of Directors.  The compensation committee is composed entirely of outside, non-employee directors.  It is intended that the executive compensation program will enable us to attract, motivate and retain talented executive officers who are capable of achieving our growth strategy and enhancing long-term stockholder value.  The compensation committee has adopted a compensation philosophy that seeks to provide competitive, performance-based compensation strongly aligned with the financial and stock performance of Kaiser Federal Financial Group, Inc.  The key elements of our compensation program for executives are: base salary, annual incentive compensation and stock based award compensation.  For a discussion of how the compensation committee evaluates compensation components in making its decisions, see “Compensation Discussion and Analysis.”

Our executive officers are generally not engaged directly with the compensation committee in setting the amount or form of executive officer or director compensation.  However, as part of the annual performance review for our executive officers other than the Chief Executive Officer, the compensation committee considers the Chief Executive Officer’s perspective on each executive officer’s individual performance.   In addition, the compensation committee may delegate to management certain of its duties and responsibilities, including the adoption, amendment, modification or termination of benefit plans.  The compensation committee also reviews the form and amount of compensation paid to our non-management directors from time to time.  The compensation committee has sole authority and responsibility under its charter to approve the engagement of any compensation consultant it uses and the fees for those services. The compensation committee retained McLagan, a compensation consulting firm specializing in the banking industry, as its independent compensation consultant for 2012.  McLagan provided independent executive, employee and director compensation consulting services to the compensation committee.  For 2012, McLagan assisted the compensation committee by providing external market and performance comparisons, advising the compensation committee on executive, Chief Executive Officer and director compensation, assisting with other executive and director-related compensation matters from time to time.     Please see “Compensation Discussion and Analysis” for further details regarding the role of compensation consultants and executive officers have in determining or recommending the amount or form of compensation paid to the named executive officers.

Governance/Nominating Committee. The governance/nominating committee consists of directors Weisshar, who serves as Chairman, Breeden, Cochrane, and Voss.  Each member of the governance/nominating committee is considered “independent” as defined in the Nasdaq corporate governance listing standards. The Board of Directors has adopted a written charter for the governance/nominating committee, which is available on Kaiser Federal Financial Group, Inc.’s website at www.kffg.com. The governance/nominating committee met two times during the fiscal year ended June 30, 2012.  The functions of the governance/nominating committee include the following:

●	leading the search for individuals qualified to become members of the Board of Directors and to select director nominees to be presented for stockholder approval;

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developing and recommending to the Board of Directors other specific criteria not specified in its charter for the selection of individuals to be considered for election or re-election to the Board of Directors;

●	adopting procedures for the submission of recommendations by stockholders for nominees for the Board of Directors; and

●	annually reviewing the adequacy of its charter and recommending any proposed changes to the Board of Directors.

The governance/nominating committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to our business and who are willing to continue in service are first considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. In addition, the governance/nominating committee is authorized by its charter to engage a third party to assist in the identification of director nominees. Although the governance/nominating committee and the Board do not have a formal policy with regard to the consideration of diversity in identifying director nominees, the governance/nominating committee would seek to identify a candidate who, at a minimum, satisfies the following criteria:

●	the highest personal and professional ethics and integrity and whose values are compatible with our values;

●	experience and achievements that have given them the ability to exercise and develop good business judgment;

●	a willingness to devote the necessary time to the work of the Board of Directors and its committees, which includes being available for board and committee meetings;

●	a familiarity with the communities in which we operate and/or are actively engaged in community activities;

●	involvement in other activities or interests that do not create a conflict with their responsibilities to us and our stockholders; and

●	the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.

The governance/nominating committee will also take into account whether a candidate satisfies the criteria for “independence” under the Nasdaq corporate governance listing standards.

Procedures for the Nomination of Directors by Stockholders.  The governance/nominating committee has adopted procedures for the submission of recommendations for director nominees by our stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the governance/nominating committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for director by writing to the chairman of the governance/nominating committee at 1359 North Grand Avenue, Covina, California 91724. The chairman must receive a submission not less than one hundred and twenty (120) days prior to the date of our proxy materials for the preceding year’s annual meeting. The submission must include the following information:

●	a statement that the writer is a stockholder and is proposing a candidate for consideration by the governance/nominating committee;

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the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

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the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);

●	a statement of the candidate’s business and educational experience;

●	such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Regulation 14A of the Securities Exchange Act of 1934;

●	a statement detailing any relationship between the candidate and any customer, supplier or competitor of Kaiser Federal Financial Group, Inc. or its affiliates;

●	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

●	a statement of the candidate that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of our stockholders must comply with the procedural and informational requirements described in our bylaws.

Stockholder Communications with the Board of Directors. A stockholder who wants to communicate with the Board of Directors or with any individual director can write to Kaiser Federal Financial Group, Inc. at 1359 North Grand Avenue, Covina, California 91724, Attention: Chairman of the Governance/Nominating Committee. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, management will:

●	forward the communication to the director or directors to whom it is addressed;

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attempt to handle the inquiry directly, or forward the communication for response by another employee. For example, a request for information about us as a stock-related matter may be forwarded to our stockholder relations officer; or

●	not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal or otherwise inappropriate.

At each Board of Directors meeting, management shall present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

Code of Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to all of our officers, directors and employees, and a Code of Ethics for the Chief Executive Officer and senior financial officers of Kaiser Federal Financial Group, Inc.  The codes are intended to promote honest and ethical conduct, full and accurate reporting and compliance with laws. The codes are available on Kaiser Federal Financial Group, Inc.’s website at www.kffg.com. Amendments to and waivers from the Code of Ethics will also be disclosed on Kaiser Federal Financial Group, Inc.’s website.

Attendance at Annual Meetings of Stockholders

Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that directors will attend our annual meetings. All of our current directors attended the prior year’s annual meeting of stockholders.

Audit Committee Report

The audit committee operates under a written charter adopted by the Board of Directors. The audit committee has issued a report which states that it has:

●	reviewed and discussed with management and our independent registered public accounting firm, our audited consolidated financial statements for the fiscal year ended June 30, 2012;

●	discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended; and

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received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm their independence from us.

Based on the review and discussions referred to above, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended June 30, 2012 and to be filed with the Securities and Exchange Commission. In addition, the audit committee approved the appointment of Crowe Horwath LLP as the independent registered public accounting firm for us for the fiscal year ending June 30, 2013, subject to the ratification of this appointment by our stockholders.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the audit committee.
Michael J. Sacher, Chairman
Giovani O. Dacumos Donald R. Voss
Laura G. Weisshar

Section 16(a) Beneficial Ownership Reporting Compliance

Our common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. Our officers and directors and beneficial owners of greater than 10% of our common stock are required to file reports on Forms 3, 4 and 5 with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure in a company’s annual proxy statement of the failure of an officer, director or greater than 10% beneficial owner of the common stock to file a Form 3, 4 or 5 on a timely basis. Based on our review of such ownership reports, no officer, director or 10% beneficial owner of our common stock failed to file such ownership reports on a timely basis for the fiscal year ended June 30, 2012.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is responsible for recommending to the full board the compensation of the Chief Executive Officer of Kaiser Federal Financial Group, Inc. and determining the salaries to be paid to those executive officers who report directly to the Chief Executive Officer.  None of the members of the compensation committee was an officer or employee of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank during the fiscal year ended June 30, 2012, or is a former officer of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank.

During the fiscal year ended June 30, 2012, (i) no executive of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the compensation committee of Kaiser Federal Financial Group, Inc.; (ii) no executive officer of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank served as a director of another entity, one of whose executive officers served on the compensation committee of Kaiser Federal Financial Group, Inc.; and (iii) no executive officer of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank.

Compensation Discussion and Analysis

Compensation Objectives.  We believe the most effective executive compensation program is one that is aligned with achievement of our long-term strategic goals and we intend for our compensation program to align executives’ interests with those of the stockholders by rewarding performance for implementing our various strategies with the ultimate objective of improving stockholder value.  We evaluate both performance and compensation to ensure that we maintain our ability to attract and retain employees in key positions and to ensure that compensation provided to key employees keeps these employees focused on value creation.  Accordingly, the objectives of our compensation program are as follows:

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Meeting the Demands of the Market – Our goal is to compensate our employees at competitive levels that position us as the employer of choice among our peers who provide similar financial services in the markets we serve.

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Aligning with Stockholders – We use equity compensation as a key component of our compensation mix to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.

●	Driving Performance – We will base compensation in part on the attainment of company-wide, business unit and individual targets that return positive results to our bottom line.

●	Reflecting our Business Philosophy – Our approach to compensation reflects our values and the way we do business in the communities we serve.

This discussion is focused specifically on the compensation of the following executive officers, each of whom is named in the Summary Compensation Table which appears later in this section.  These five executives are referred to in this discussion as “named executive officers.”

Name	Title

Dustin Luton	President and Chief Executive Officer of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank
Jean M. Carandang	Chief Financial Officer of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank
Nancy J. Huber	Chief Credit Officer of Kaiser Federal Bank
Jeanne R. Thompson	Chief Administrative Officer of Kaiser Federal Bank
David G. Hanighen	Chief Information Officer of Kaiser Federal Bank

Role of the Compensation Committee and Chief Executive Officer.  Our compensation committee has a significant role in helping achieve our compensation objectives.  The compensation committee is responsible for all compensation and benefit matters relating to the named executive officers, including the evaluation and recommendation of the compensation of our Chief Executive Officer.  The compensation committee regularly evaluates and approves all compensation practices applicable to the named executive officers, including our Chief Executive Officer, provided however that the Chief Executive Officer’s compensation is subject to approval by the full Board of Directors.  In making these determinations, the compensation committee considers each named executive officer’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation, the financial condition and performance of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank.

Our Chief Executive Officer serves as a resource to the compensation committee by providing input regarding our employee compensation philosophy, process and compensation decisions for employees other than himself.  The Chief Executive Officer participates in compensation committee activities purely in an informational and advisory capacity and has no vote in the compensation committee’s decision-making process.  Furthermore, the Chief Executive Officer does not attend portions of the compensation committee meetings during which his performance is evaluated or his compensation is being determined.

Market Comparisons.  The compensation committee periodically engages independent compensation consultants to assist it in the compensation process for our named executive officers.  The consultants, who are retained by and report to the compensation committee, work with our senior management team in performing services for the compensation committee.  The consultants provide expertise and information about competitive trends in the employment marketplace, including the established and emerging compensation practices of similarly-situated financial institutions.  The consultants also provide industry market data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for all elements of total compensation.

In determining the compensation program for our named executive officers for the 2012 fiscal year, the compensation committee engaged McLagan to assist with the design of Kaiser Federal Financial Group, Inc.’s and Kaiser Federal Bank’s annual and long-term incentive compensation plans and to conduct a total compensation review for its top executive officers.  As part of this process, the compensation committee, in consultation with McLagan, selected a peer group of 20 public banks based on geographic location, asset size and performance.  The compensation committee reviewed compensation data derived from public filings of these publicly traded financial institutions.  Based on such market comparison information, the recommendations of McLagan and our Chief Executive Officer and the independent analysis of the data performed by the compensation committee, the compensation committee determined the various components and levels of compensation for our named executive officers.  Following the completion of the 2011 fiscal year, the compensation committee adopted a compensation philosophy to provide overarching guidance for establishing and managing all elements of executive compensation.  The compensation committee targets base salary for each named executive officer at the 50th to 60th percentiles of Kaiser Federal Financial Group, Inc.’s peer group, total annual compensation at the 50th to 75th percentiles of Kaiser Federal Financial Group, Inc.’s peer group for target level performance; and the 75th to 90th percentiles of Kaiser Federal Financial Group, Inc.’s peer group for maximum level performance.

The peer group was created based on the following criteria:

●	Publicly traded financial institutions.
●	Locations in the states of California, Oregon and Washington.
●	$500 Million - $2.0 billion in assets.
●	Comparable business model and performance results.

The peer group was as follows:

●	First California Financial Group	●	Heritage Financial Corp.
●	Provident Financial Holdings	●	Sierra Bancorp
●	Pacific Continental Corp.	●	Bank of Marin Bancorp
●	Pacific Mercantile Bancorp	●	Bridge Capital Holdings
●	Heritage Oaks Bancorp	●	Bank of Commerce Holdings
●	First PacTrust Bancorp, Inc.	●	Riverview Bancorp, Inc.
●	Pacific Premier Bancorp	●	Central Valley Community Bancorp
●	California United Bank	●	First Northern Community Bancorp
●	FNB Bancorp	●	Community West Bancshares
●	American River Bankshares	●	Heritage Commerce Corp.

Compensation Program.  We provide what we consider to be a competitive compensation package for the named executive officers, comprised of the following elements of compensation:

●	base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for the executive’s position;

●	non-equity incentive compensation which is based on specified goals and benchmarks as designed by senior management and the compensation committee and approved by the compensation committee;

●	long-term equity incentive compensation through grants of stock options and restricted stock awards, which align the interests of the named executive officers with those of our stockholders;

●	severance benefits payable pursuant to employment agreements between certain executive officers and Kaiser Federal Bank;

●	retirement benefits payable pursuant to our tax-qualified and non-qualified plans; and

●	other broad-based benefits.

See “Benefit Plans” and “Tax Qualified Benefit Plans” for further details regarding our compensation program.  These benefits are provided to our named executive officers in order to attract and retain these highly qualified individuals for the benefit of all of our stockholders and are considered by the compensation committee to be reasonable when compared to industry practices.  The compensation committee seeks to create what it believes is the best mix of base salary, annual cash incentives, and equity compensation in delivering the named executive officers’ total cash compensation. The compensation program is also designed to encourage and reward executives for achieving and maintaining high levels of performance.

The compensation committee reviewed compensation for the year ended June 30, 2012 for the named executive officers relative to the competitive market and relative to results delivered on established objectives and performance criteria.  The compensation committee concluded that the named executive officers’ compensation was consistent with market practices and competitive, and aligned with the performance of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank.  Additionally, since our stockholders overwhelmingly approved our executive compensation program as described in our Definitive Proxy Statement for the Annual Meeting of Stockholders filed with the SEC on November 21, 2011, we designed our compensation program for the fiscal year ended June 30, 2012 to be materially consistent.

Base Salary. It is our philosophy to maintain base salaries at levels comparable to the salaries paid by similar organizations. In establishing base salaries, we take into account each named executive officer’s ability and experience as well as past and potential performance.  On an annual basis, each named executive officer is evaluated and his or her base salary may be adjusted, based on market data and the above factors.  The compensation committee set the base salaries for Mr. Luton, Ms. Carandang, Ms. Huber, Ms. Thompson and Mr. Hanighen at $325,000, $187,200, $182,000, $161,200, and $165,000, respectively, for the 2012 fiscal year.  For the 2013 fiscal year, the compensation committee increased the base salaries of Mr. Luton, Ms. Carandang, Ms. Huber, Ms. Thompson and Mr. Hanighen to $367,000, $210,000, $192,000, $170,000 and $175,000, respectively, based on the named executive officer’s individual qualifications, experience and performance and the value of his or her service to the organization.  Each named executive officer’s 2012 base salary was in the range of the 50th to the 60th percentile of Kaiser Federal Financial Group, Inc.’s peer group with respect to his or her executive position.

Annual Cash Incentives.   The Annual Incentive Plan was adopted in order to link potential payments with performance and our stockholders’ interests, and is an integral part of the named executive officers’ total compensation package that recognizes their annual contribution to our success. The Annual Incentive Plan also rewards the named executive officers who are directly responsible for the high performance of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank.  The Annual Incentive Plan is designed to: (1) support a business change to community-based banking; (2) support a culture change to pay-for-performance; (3) focus the executive team on annual goals to meet long-term goals; (4) reward executives for their contributions; and (5) align compensation with the goals of the organization and marketplace practices.   The plan provides annual incentive awards to participants based on overall company-wide, department and/or individual performance goals as established annually by the compensation committee.  The company-wide performance goals are based on Kaiser Federal Financial Group, Inc.’s and Kaiser Federal Bank’s success as measured by criteria determined by the compensation committee, with input from the Chief Executive Officer which is determined by using performance history, peer data, market data and management’s judgment based on previous experience and projected market conditions.  For 2012, the company-wide performance goals focused on Kaiser Federal Financial Group, Inc.’s and Kaiser Federal Bank’s profitability, asset quality and loan growth.  The department and/or individual performance goals are based on the department and/or participant’s individual success as measured against predetermined goals.  Additionally, participants are only eligible to receive an award under the Annual Incentive Plan if Kaiser Federal Bank achieves a minimum return on average assets (“ROA”), which is established by the compensation committee at the beginning of the plan year.  This is to ensure that we are achieving a threshold level of profitability before paying bonuses to participants under the Annual Incentive Plan.

Assuming that Kaiser Federal Bank’s ROA threshold is satisfied, each participant is eligible to receive an incentive bonus payment based on a percentage of his or her base salary if company-wide and individual performance goals are met at the end of each plan year.  Levels of achievement for the participant’s incentive bonus is set at “threshold,” “target” and “maximum” performance thresholds, such that the participant’s incentive bonus payment amount is determined by the level of achievement of each performance goal related to the participant.  Each performance goal is assigned a percentage weighting to reflect is relative importance and/or difficulty, and the sum of the weightings for each participant must equal 100%.  For the 2012 fiscal year, company-wide goals were weighted 70% for the Chief Executive Officer and 60% for the other named executive officers.  The percentage of payout for overall company performance and for department and/or individual performance are allocated based on the specific weighing of the performance goals and the actual performance compared to the pre-determined “threshold,” “target” and “maximum” performance levels.

 The named executive officers are required to defer 30% of any incentive award earned during the plan year.   The deferred amount will be payable in two installments, with the first installment to be paid within two and one-half (2.5) months following the end of the first anniversary date following the end of the plan year, and second installment payment to be paid within two and one-half (2.5) months following the end of the second anniversary date following the end of the plan year, provided the participant is actively employed on such payment dates.  Payments of the deferred amounts to the participants will be subject to certain performance requirements that must be satisfied by Kaiser Federal Financial Group, Inc., Kaiser Federal Bank and/or the participant during such deferral period, which are designed to ensure the sustainability of Kaiser Federal Financial Group, Inc., Kaiser Federal Bank and the participant’s overall performance beyond the one-year performance period.   The company-wide performance requirements focus on the continued profitability and credit quality during the deferral period.   In addition, incentive awards that are payable to participants who are named executive officers will be subject to clawback if the incentive awards were determined based on any materially inaccurate financial information or if the participants’ activities within the plan year, and for one year thereafter, pose material risk to Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank.  We believe that requiring a named executive officer to defer a portion of his or her incentive compensation earned under the plan and having a clawback feature makes the plan more balanced and sensitive to risk, and further aligns the named executive officers’ interests with our stockholders.

Please see “Benefit Plans-Annual Incentive Plan” for a more detailed description of the Annual Incentive Plan.

Equity Compensation.  At the October 26, 2004 Annual Meeting, the stockholders approved the K-Fed Bancorp 2004 Stock Option Plan (“2004 Stock Option Plan”) and K-Fed Bancorp 2004 Recognition and Retention Plan (“2004 Recognition and Retention Plan”).  In addition, at the December 22, 2011 Annual Meeting, the Kaiser Federal Financial Group, Inc. 2011 Equity Incentive Plan (the “2011 Equity Incentive Plan”) was approved by stockholders, which was adopted in connection with our second-step common stock offering in November 2010.   Under these plans, individuals may receive awards of common stock and grants of options to purchase common stock.  The compensation committee believes that officer stock ownership provides a significant incentive in building stockholder value by further aligning the interests of officers and employees with stockholders.  The importance of this long-term, non-cash component of compensation increases as Kaiser Federal Financial Group, Inc.’s common stock appreciates in value.  In addition, stock option grants and stock awards generally vest over a five-year vesting schedule, thereby aiding retention of our named executive officers.  For the fiscal year 2012, no grant of equity awards was made to the named executive officers under our equity incentive plans.  Information regarding the outstanding stock option grants and unvested recognition and retention plan awards is included in the section titled “Benefit Plans — Outstanding Equity Awards at Year End.”

Prior to the beginning of the 2012 fiscal year, compensation committee, with assistance from McLagan, implemented a long-term incentive program with purpose of aligning pay with performance and to encourage and motivate contributions to long-term stockholder value.  Under the long-term incentive program, each named executive officer was eligible to earn a long-term incentive award at the end of the 2012 fiscal year that was initially denominated in cash as a percentage of the named executive officer’s annual base salary (the “Long-Term Cash Award”).  The percentage of annual base salary for each named executive officer was set at “target” and “maximum” performance levels by the compensation committee prior to the 2012 fiscal year.  The Long-Term Cash Award was determined based upon the satisfaction of company-wide and department and/or individual performance goals that applied to each named executive officer under the Annual Incentive Plan for the 2012 fiscal year.  Thereafter, the named executive officer’s Long-Term Cash Award was converted into grants of restricted stock awards that had an equivalent grant date fair value (as computed in accordance with FASB ASC Topic 718).  The equivalent restricted stock awards were granted to the named executive officers on July 25, 2012, and vest ratably over five years commencing on the date of grant.  Please see “Benefit Plans – Long-Term Incentive Program” for a more detailed description of the Long-Term Incentive Program.

Other Benefit Plans.  The compensation committee annually reviews the expense and appropriateness of all benefit plans for the named executive officers and all other employees. The benefit plans include a tax-qualified 401(k) plan and employee stock ownership plan, a non-qualified deferred compensation plan and other benefit plans such as medical, dental, life and disability insurance.

The named executive officers are eligible to participate in a 401(k) plan, which includes the right to receive a matching contribution from Kaiser Federal Bank of up to 50% of the participant’s eligible contributions, not to exceed 10% of the participant’s salary.  The matching contribution and the investment options available to the named executive officers are identical to those available to all other participants.

Under the terms of our employee stock ownership plan, all employees, including our named executive officers, who have attained age 21 and have completed 12 months of service during which they have worked at least 1,000 hours are eligible to participate in the employee stock ownership plan.  Allocations under the employee stock ownership plan are based upon each participant’s eligible compensation, up to $250,000, in relation to all other participants.

Our named executive officers are eligible to participate in the Amended and Restated Kaiser Federal Bank 2005 Executive Nonqualified Retirement Plan, which is a non-qualified deferred compensation plan that allows them to defer a portion of their compensation earned during the plan year. At our discretion, we have the ability to match the elective deferrals of the participants.  No named executive officer is currently participating in the Amended and Restated Kaiser Federal Bank 2005 Nonqualified Retirement Plan.

Employment Agreements.  The Board of Directors approved the employment agreements for Mr. Luton, Ms. Carandang, Ms. Huber, and Ms. Thompson. The employment agreements are designed to give us the ability to retain the services of the named executive officers while reducing, to the extent possible, unnecessary disruptions to Kaiser Federal Bank’s business operations.  The employment agreements provide the named executive officers with severance payments in the event of their involuntary or constructive termination of employment without cause, including upon a termination in connection with a change in control.  The rationale for providing these severance payments is to provide security for our named executive officers and stability among our senior management team.   The compensation committee believes that the employment agreements are consistent with industry practices and desirable for retaining executive talent, and will provide stability among our senior management team.

Tax and Accounting Implications.  In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program.  Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements.  As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences.  To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible.  However, to the greatest extent possible, it is our intent to structure our compensation program in a tax efficient manner.

Risk Management.  The compensation committee believes that any risks arising from our compensation policies and practices for our employees are not reasonably likely to have a material adverse effect on Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank. In addition, the compensation committee believes that the mix and design of the elements of our executive compensation does not encourage management to assume excessive risks.

The compensation committee regularly reviews our incentive-based plans to ensure that controls are in place so that our employees are not presented with the opportunities to take unnecessary and excessive risks that could threaten the value of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank.  With respect to the Annual Incentive Plan, the compensation committee establishes, reviews and approves individual performance objectives that determine the bonus payments to be made thereunder, and payments are contingent upon Kaiser Federal Bank’s satisfaction of the ROA performance goal that is established at the beginning of the plan year.  Moreover, we believe that requiring a named executive officer to defer a portion of his or her incentive compensation earned under the Annual Incentive Plan for two years and having a clawback feature makes the Annual Incentive Plan more sensitive to risk and ensures sustainability of our overall performance beyond a one-year performance period.   Finally, our employee stock ownership plan, stock-based incentives plans and long-term incentive program have put more stock into the hands of our employees which will align their interests with those of our stockholders, and in turn encourage and motivate contributions to long-term stockholder value and decrease the likelihood that they would take excessive risks that could threaten the value of their common stock received under each plan.

 Compensation Committee Report

The compensation committee has reviewed and discussed the section entitled “Compensation Discussion and Analysis” with management. Based on this review and discussion, the compensation committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this proxy statement.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this report by reference, and shall not otherwise be deemed filed with the Securities and Exchange Commission.

This report has been provided by the compensation committee

Robert C. Steinbach, Chairman
James L. Breeden
John H. Cochrane

Executive Compensation

Summary Compensation Table. The following table sets forth, for the years ended June 30, 2012, 2011 and 2010, certain information as to the total compensation paid to Mr. Luton, who served as President and Chief Executive Officer of Kaiser Federal Financial Group, Inc. and Ms. Carandang, who served as Chief Financial Officer of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank and to the three other most highly compensated executive officers of Kaiser Federal Bank.  Each of the individuals listed in the table below is referred to as a “named executive officer.”

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	Stock Awards ($)(1)	Non-equity incentive plan compensation ($)(2)	All other compensation ($)(3)	Total ($)

Dustin Luton,	2012	337,266	—	—	—	103,873	39,172	480,311
President and Chief Executive	2011	285,577	—	26,800	24,600	66,458	38,674	442,109
Officer of Kaiser Federal Financial	2010	273,487	—	—	—	—	36,554	310,041
Group, Inc. and Kaiser Federal Bank

Jean M. Carandang,	2012	187,132	—	—	—	34,415	36,000	257,547
Chief Financial Officer of	2011	190,467	—	—	24,600	36,000	35,949	287,016
Kaiser Federal Financial Group,	2010	173,007	30,000	—	—	—	16,213	219,220
Inc. and Kaiser Federal Bank

Nancy J. Huber,	2012	184,281	—	—	—	29,894	30,776	244,951
Chief Credit Officer of Kaiser	2011	186,036	—	—	24,600	35,000	29,411	275,047
Federal Bank	2010	177,366	30,000	—	—	—	21,295	228,661

Jeanne R. Thompson,	2012	161,410	—	—	—	28,507	30,197	220,114
Chief Administrative Officer of	2011	163,643	—	—	24,600	31,000	29,303	248,546
Kaiser Federal Bank	2010	154,737	15,000	—	—	—	23,559	193,296

David G. Hanighen, (4)	2012	119,475	—	—	—	22,296	—	141,771
Chief Information Officer of
Kaiser Federal Bank

(1)
Represents the grant date fair value of stock options and restricted stock received by the named executive officers under the 2004 Stock Option Plan and the 2004 Recognition and Retention Plan.  The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718).  A discussion of the assumptions used in calculating the award values may be found at Note 12 of our notes to our consolidated financial statements in our Annual Report on Form 10-K for the year ended June 30, 2012.

(2)
All cash incentive plan awards are reported for the fiscal year for which they were earned pursuant to the Annual Incentive Plan.  These awards are traditionally paid during the first quarter of the following fiscal year.  The amount reflected in this column does not include (i) any non-equity incentive compensation that was deferred as required under the Annual Incentive Plan and (ii) the Long-Term Cash Awards that were earned by the named executive officers under the long-term incentive program since the Long-Term Cash Awards were converted into restricted stock awards that were granted to the named executive officers  on July25, 2012.   Please see “Benefit Plans-Annual Incentive Plan” and “Benefit Plans – Long-Term Incentive Program” for further details.

(3)
The amounts in this column reflect the various benefits and payments received by the applicable named executive officer.  A break-down of the various elements of compensation in this column is set forth in the table provided below for the year ended June 30, 2012.

(4)	Mr. Hanighen joined Kaiser Federal Bank effective October 24, 2011.

All Other Compensation
Name	Year	Perquisites ($)(1)	Employer Contributions to 401(k) Plan ($)	RRP Dividends ($)(2)	ESOP Allocation ($)	Directors Fees ($)	Total ($)

Dustin Luton	2012	—	8,125	520	30,527	—	39,172
Jean M. Carandang	2012	—	8,798	1,642	25,560	—	36,000
Nancy J. Huber	2012	—	5,411	520	24,845	—	30,776
Jeanne R. Thompson	2012	—	7,634	520	22,043	—	30,197
David G. Hanighen	2012	—	—	—	—	—	—

(1)	For the year ended June 30, 2012, no named executive officer received perquisites or personal benefits which exceeded $10,000.
(2)	Represents dividends on unvested restricted stock awards granted pursuant to the 2004 Recognition and Retention Plan.

Grants of Plan-Based Awards.  The following table provides information for the year ended June 30, 2012 as to grants of plan-based awards for our named executive officers.

Grants of Plan-Based Awards For the Year Ended June 30, 2012
		Estimated future payouts under Non- equity incentive plan awards			All other stock awards: number of shares of stock or units (#)	All other option awards: number of securities underlying options (#)	Exercise or base price of option awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Dates	Threshold ($)	Target ($)	Maximum ($)

Dustin Luton	7/1/2011(1)	—	97,500	162,500	—	—	—	—
	7/1/2011(2)	—	97,500	146,250	—	—	—	—

Jean M. Carandang	7/1/2011(1)	—	37,440	65,520	—	—	—	—
	7/1/2011(2)	—	37,440	56,160	—	—	—	—

Nancy J. Huber	7/1/2011(1)	—	36,400	63,700	—	—	—	—
	7/1/2011(2)	—	36,400	54,600	—	—	—	—

Jeanne R. Thompson	7/1/2011(1)	—	32,240	56,420	—	—	—	—
	7/1/2011(2)	—	32,240	48,360	—	—	—	—

David G. Hanighen	10/24/2011(1)	—	22,212	38,870	—	—	—	—
	10/24/2011(2)	—	22,212	33,317	—	—	—	—

(1)
Represents target  and maximum payments achievable under the Annual Incentive Plan, based upon the financial targets to be achieved during the year ended on June 30, 2012. The dollar amounts include the 30% deferral required under the Annual Incentive Plan.

(2)
Represents target and maximum payments achievable under the long-term incentive program, based on the financial targets to be achieved during the year ended June 30, 2012, which is referred to below as the Long-Term Cash Award.  Each named executive officer’s Long-Term Cash Award was converted into equivalent grants of restricted stock awards on July 25, 2012.

Benefit Plans

Employment Agreements.  On May 21, 2012, Kaiser Federal Bank entered into an employment agreement with Mr. Luton that superseded and replaced his employment agreement with Kaiser Federal Bank dated July 1, 2011.  The new employment agreement with Mr. Luton was adopted solely to change the effective date of Mr. Luton’s prior employment agreement dated July 1, 2011 (which was entered into as a result of Mr. Luton’s promotion to President and Chief Executive Officer on July 1, 2011) to November 19, 2011 so that the term of the employment agreement is consistent with the term of all other employment contracts between Kaiser Federal Bank and certain executive officers.  Additionally, on November 19, 2010, Kaiser Federal Bank entered into employment agreements with Ms. Carandang, Ms. Huber and Ms. Thompson (referred to below as the “executives” or “executive”).  Each employment agreement has an initial term of two years.  At least 60 days prior to the anniversary date of each agreement, the disinterested members of the Board of Directors of Kaiser Federal Bank must conduct a comprehensive performance evaluation and affirmatively approve any extension of each agreement for an additional year or determine not to extend the term of the agreement.  If the Board of Directors determines not to extend the term, it must notify the executive at least 30 days, but not more than 60 days, prior to such date.  Each agreement currently provides for an annual base salary rate of $325,000, $187,200, $182,000, and $161,200, for Mr. Luton, Ms. Carandang, Ms. Huber and Ms. Thompson, respectively.  Each executive’s base salary will be reviewed at least annually, and may be increased, but not decreased.  In addition to base salary, each agreement provides for, among other things, participation in bonus programs and other employee pension benefit and fringe benefit plans applicable to executive employees.

In the event of the executive’s involuntary termination of employment for reasons other than cause, disability or death, or in the event the executive resigns during the term of his or her agreement for “good reason,” the executive would be entitled to a severance payment equal to one times the executive’s highest annual rate of base salary at any time during the term of the agreement, payable in a single cash lump sum distribution.  In addition, the executive would be entitled, at no expense, to the continuation of substantially comparable life, medical and disability coverage that cease upon the earlier of: (i) the last day of the 12-month period following the executive’s date of termination; or (ii) the date the executive becomes eligible for Medicare coverage.  Finally, the executive would be entitled to receive a lump-sum payment equal to the present value of Kaiser Federal Bank’s contributions that would have been made on his or her behalf to the 401(k) plan and the employee stock ownership plan as if the executive had continued working for Kaiser Federal Bank for a 12-month period following the executive’s date of termination, earning his or her base salary in effect as of the date of termination and as if the executive had made the maximum amount of employee contributions permitted under the 401(k) plan.  For purposes of each agreement, “good reason” is defined as follows: (i) a material reduction in base compensation; (ii) a material reduction in the executive’s duties or responsibilities; (iii) a requirement that the executive reports to a corporate officer other than the President and Chief Executive Officer (in the case of Mr. Luton, that he report to a corporate officer instead of the Board of Directors); (iv) a material reduction in the budget over which the executive has authority; (v) a relocation of the executive’s principal place of employment by more than 50 miles from the location, as of the date of the agreement; or (vi) a material breach of the agreement by Kaiser Federal Bank.

If the executive’s involuntary termination of employment or voluntary resignation for “good reason” occurs following a change in control of Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank, the executive would be entitled to a severance payment equal to two times the sum of: (i) the executive’s highest annual rate of base salary at any time during the term of the agreement and (ii) the executive’s highest annual bonus received during the latest two calendar years prior to the termination, payable in a single cash lump sum distribution.  In addition, the executive would be entitled, at no expense, to the continuation of substantially comparable life, medical and disability coverage that cease upon the earlier of: (i) the last day of the 24-month period following the executive’s date of termination; or (ii) the date the executive becomes eligible for Medicare coverage.  Finally, the executive would be entitled to receive a lump-sum payment equal to the present value of Kaiser Federal Bank’s contributions that would have been made on his or her behalf to the 401(k) plan and the employee stock ownership plan as if the executive had continued working for Kaiser Federal Bank for a 24-month period following the executive’s date of termination, earning his or her base salary in effect as of the date of termination and as if the executive had made the maximum amount of employee contributions permitted under the 401(k) plan.

Each agreement provides that for one year following the executive’s termination (other than termination of employment following a change in control), the executive agrees not to compete with Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank within 25 miles of the locations in which Kaiser Federal Financial Group, Inc. or Kaiser Federal Bank has business operations or has filed an application for regulatory approval to establish an office.

Annual Incentive Plan.  Kaiser Federal Bank sponsors the Annual Incentive Plan in order to provide financial incentives to a select group of executive officers.  The compensation committee, with input from the Chief Executive Officer has the authority to select the employees who will participate in the Annual Incentive Plan, determine the terms and conditions of the awards, and interpret the Annual Incentive Plan.  Each named executive officer was eligible to participate in the Annual Incentive Plan for the 2012 fiscal year.

Under the Annual Incentive Plan, the participants are only eligible to receive an award if Kaiser Federal Bank achieves a minimum ROA, which is set at the beginning of each plan year.  For the 2012 fiscal year, the ROA threshold was 0.53%.  If the ROA threshold is achieved, a participant is eligible to receive an annual bonus amount based on the satisfaction of company-wide, department and/or individual performance goals as established annually by the compensation committee.  The company-wide performance goals were based on Kaiser Federal Bank’s success as measured by criteria determined by the compensation committee, with input from the Chief Executive Officer and McLagan, and were determined by using performance history, peer data, market data and management’s judgment based on previous experience and projected market conditions.  Company-wide performance objectives focused on Kaiser Federal Financial Group, Inc.’s and Kaiser Federal Bank’s profitability, asset quality and loan growth.  The department and/or individual performance goals for named executive officers other than the Chief Executive Officer were based on his or her individual performance objectives set by the Chief Executive Officer and the compensation committee.  The compensation committee establishes and approves the department and/or individual goals for the Chief Executive Officer.  Each participant had three company-wide goals and from one to five performance department and/or individual goals.  A participant may also be assigned other personal performance objectives addressing non-routine job goals, such as a new initiative or a substantial enhancement to an existing performance standard.   Each performance goal is assigned a percentage weight to reflect its relative importance and/or difficulty, and the sum of the weights must equal 100% of the annual target bonus, such that if the participant fully achieves all of his or her performance objectives, the participant will receive 100% of the annual target bonus.

Mr. Luton, as Chief Executive Officer, was eligible to receive an annual bonus for target level and maximum level performance of 30% and 50%, respectively, of his annual base salary for 2012.   The other named executive officers were eligible to receive an annual bonus for target level and maximum level performance of 20% and 35%, respectively, of their annual base salary for 2012.   For 2012, Mr. Luton’s annual incentive award equaled 45.7% of his 2012 base salary level of $325,000, Ms. Carandang’s annual incentive award equaled 26.3% of her 2012 base salary level of $187,200, Ms. Huber’s annual incentive award equaled 23.5% of her 2012 base salary level of $182,000 and Mr. Hanighen’s annual incentive award equaled 28.7% of his 2012 base salary earned of $111,000.   As discussed in the Compensation Discussion and Analysis, 70% of each executive’s annual incentive award was immediately payable.  The remaining 30% was deferred, and will be payable in two equal installments, payable within two and one-half (2.5) months following the years ended June 30, 2013 and June 30, 2014, respectively, provided that (i) the executive is employed on such payment dates and (ii) certain performance requirements are satisfied by Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank during the deferral period that are designed to ensure the sustainability of Kaiser Federal Financial Group, Inc., Kaiser Federal Bank and the participant’s overall performance during the deferral period.  Notwithstanding subparagraph (i) of the foregoing sentence, the named executive officer (or beneficiary) will still be eligible to receive the deferred payment in the event he or she is no longer employed with Kaiser Federal Bank due to death, disability or termination of employment after attaining age 65.

Long-Term Incentive Program.  Prior to the beginning of the 2012 fiscal year, Kaiser Federal Bank adopted the long-term incentive program to provide long-term financial incentives to a select group of executive officers.  Under the long-term incentive program, each named executive officer was eligible to receive a long-term incentive award at the end of the 2012 fiscal year that was initially denominated in cash as a percentage of his or her base salary (the “Long-Term Cash Award”), which the percentage was set at “target” and “maximum” performance levels.  For the 2012 fiscal year, Mr. Luton, as Chief Executive Officer, was eligible to earn a Long-Term Cash Award for “target” and “maximum” performance levels at 30% and 45%, respectively, of annual base salary.  The other named executive officers were eligible to earn a Long-Term Cash Award for “target” and “maximum” performance levels at 20% and 30%, respectively, of annual base salary.  Each named executive officer’s Long-Term Cash Award was converted into grants of restricted stock awards that had an equivalent grant date fair value (as computed in accordance with FASB ASC Topic 718).  The restricted stock awards were granted on July 25, 2012 to each named executive officer under the 2011 Equity Incentive Plan, and vest ratably over 5 years.

Based on the foregoing, the named executive officers earned the following Long-Term Cash Awards for the 2012 fiscal year, and were granted the following equivalent restricted stock awards on July 25, 2012:

Name	Long-Term Cash Award ($)	Equivalent Restricted Stock Award Grant (#)(1)
Dustin Luton	135,610	9,638
Jean M. Carandang	45,249	3,216
Nancy J. Huber	38,899	2,765
Jeanne R. Thompson	37,352	2,655
David G. Hanighen	28,636	2,035

(1)	The number of restricted stock awards for each named executive officer was determined based on the $14.07 fair market value of Kaiser Federal Financial Group, Inc. common stock on July 25, 2012.

2004 Stock Option Plan and 2004 Recognition and Retention Plan.  Outside directors and key employees of Kaiser Federal Bank, Kaiser Federal Financial Group, Inc. or their affiliates are eligible to participate in and receive awards under the 2004 Stock Option Plan, the 2004 Recognition and Retention Plan and the 2011 Equity Incentive Plan.  Under the 2004 Stock Option Plan, we reserved 409,105 shares of common stock (as adjusted following the completion of our second-step conversion) to be issued pursuant to grants of stock option awards.  A stock option gives the recipient the right to purchase shares of our common stock at a specified price during a specified period of time.  Awards may be granted as either incentive or non-statutory stock options.  Incentive stock options have certain tax advantages and must comply with the requirements of Section 422 of the Internal Revenue Code.  Only employees are eligible to receive incentive stock options.  Shares of common stock purchased upon the exercise of a stock option must be paid for in full at the time of exercise either in cash or with common stock that was owned by the recipient.  Under the 2004 Recognition and Retention Plan, we reserved 163,642 shares of common stock (as adjusted following the completion of our second-step conversion) to be issued pursuant to grants of restricted stock awards.

All stock options vest at a rate determined by the Board of Directors at the time the awards are granted to the recipient.  All restricted stock awards must vest at least 20% per year, beginning one year following the date of grant.  However, stock options will fully vest and become immediately exercisable and restricted stock awards will fully vest upon the recipient’s termination of service due to death or disability, or following a change in control of Kaiser Federal Financial Group, Inc.

For the 2012 fiscal year, no stock option or restricted stock awards was granted to the named executive officers under the 2004 Stock Option Plan or the 2004 Recognition and Retention Plan.

2011 Equity Incentive Plan.  In 2011, our stockholders approved the 2011 Equity Incentive Plan to provide offices, employees, directors, directors emeritus and advisory directors of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank with additional incentives to promote the growth and performance of Kaiser Federal Financial Group, Inc.   The 2011 Equity Incentive Plan authorizes the issuance of up to 892,500 shares of common stock pursuant to grants of restricted stock awards, restricted stock units, incentive stock options and non-qualified stock options; provided, however, that no more than 255,000 shares may be issued as restricted stock or restricted stock units.

The 2011 Equity Incentive Plan will be administered by the compensation committee.  The compensation committee may grant awards in a combination of incentive and non-qualified stock options or restricted stock or restricted stock units, provided however that non-employees may not receive incentive stock options.

The compensation committee may specify vesting requirements of any award.   However, it is anticipated that stock options and restricted stock awards will generally be granted subject to a vesting schedule of 20% per year over a five year period.  All awards would vest upon death, disability, or retirement (if specifically provided by the compensation committee, except in the case of awards subject to performance-based vesting conditions), or involuntary or constructive termination of employment or service following a change in control. The compensation committee may in its discretion elect to use a different vesting schedule or different performance measures set forth in the 2011 Equity Incentive Plan.

Outstanding Equity Awards at Year End.  The following table sets forth information with respect to the outstanding equity awards as of June 30, 2012 for the named executive officers.

Outstanding Equity Awards at Year Ended June 30, 2012
Name	Grant Date	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)

Dustin Luton	11/15/2006	28,776	—		24.19	11/15/2016	—		—
	01/30/2009	8,633	5,765	(2)	10.85	01/30/2019	—		—
	06/28/2011	1,600	6,400	(3)	12.30	06/28/2021	1,600	(4)	23,648

Jean M. Carandang	01/30/2009	3,237	2,158	(2)	10.85	01/30/2019	2,877	(5)	42,522
	06/28/2011	—	—		—	—	1,600	(4)	23,648

Nancy J. Huber	11/16/2004	15,826	—		20.16	11/16/2014	—		—
	01/30/2009	6,475	4,316	(2)	10.85	01/30/2019	—		—
	06/28/2011	—	—		—	—	1,600	(4)	23,648

Jeanne R. Thompson	11/16/2004	15,826	—		20.16	11/16/2014	—		—
	01/30/2009	6,475	4,316	(2)	10.85	01/30/2019	—		—
	06/28/2011	—	—		—	—	1,600	(4)	23,648

David G. Hanighen	—	—	—		—	—	—		—

(1)	This amount is based on the fair market value of Kaiser Federal Financial Group, Inc. common stock of $14.78 on June 30, 2012.
(2)	Stock option awards vest ratably per year and commenced on January 30, 2010, such that the stock options will become fully vested on January 30, 2014.
(3)	Stock option awards vest ratably per year and commenced on June 28, 2012, such that the stock options will become fully vested on June 28, 2016.
(4)	Restricted stock awards will vest as follows: 500 shares will vest on each of June 28, 2013, June 28, 2014, June 28, 2015 and June 28, 2016.
(5)	Restricted stock awards will vest as follows: 1,439 shares will vest on each of June 23, 2013 and June 23, 2014.

Options Exercised and Stock Vested. The following table sets forth information for the named executive officers with respect to option exercises and restricted stock awards that have vested during the year ended June 30, 2012.

	Option Exercises and Stock Vested for the Year Ended June 30, 2012
	Option awards		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)

Dustin Luton	—	—	3,278	40,399

Jean M. Carandang	—	—	1,839	26,568

Nancy J. Huber	—	—	400	5,904

Jeanne R. Thompson	—	—	400	5,904

David G. Hanighen	—	—	—	—

(1)	The value realized on vesting represents the fair market value of our common stock on the day the restricted stock awards vested.

Amended and Restated Kaiser Federal Bank 2005 Executive Non-Qualified Retirement Plan. Effective January 1, 2005, Kaiser Federal Bank adopted the Amended and Restated Kaiser Federal Bank 2005 Executive Nonqualified Retirement Plan for a select group of management and highly compensated employees.   The plan allows for a participant to elect to defer a portion of his or her base salary into the plan.  In addition, Kaiser Federal Bank, in its sole discretion, may choose to make a matching contribution on behalf of the participant for the plan year.  All employer discretionary contributions vest at a rate of 20% per year, beginning with the participant’s completion of his or her second year of service, and will be fully vested upon completion of six years of service.  However, the participant’s employer discretionary contributions will fully vest in the event of the participant’s separation from service following the participant’s attainment of age 60, or due to disability or death.  All amounts contributed to the plan are credited to a bookkeeping account established on behalf of each participant.  The participant’s account balance will be credited with earnings based on the participant’s crediting rate.  The crediting rate will be determined based on the participant’s choice among the investment alternatives made available by Kaiser Federal Bank.  Upon the earlier of the participant’s separation from service, death or disability, the participant will be entitled to receive his or her vested account balance payable in a lump sum or annual installments over a period not to exceed 15 years.  In the event of a change in control of Kaiser Federal Bank, the participant’s vested account balance will be payable in a lump sum on the effective date of the change in control.

As of the year ended June 30, 2012, no named executive officer elected to defer a portion of his or her base compensation into the plan.

Tax-Qualified Benefit Plans

401(k) Plan. Kaiser Federal Bank maintains the Kaiser Federal Bank Employees’ Savings & Profit Sharing Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) plan’s eligibility requirements.  All employees begin participation in the 401(k) plan in the first calendar quarter on or after the employee attains age 21.  However, a participant will not be eligible to receive any contributions from Kaiser Federal Bank until he or she has completed one year of service.

A participant may contribute up to 100% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code.  For 2012 calendar year, the maximum salary deferral contribution that can be made by a participant is $17,000, provided however that a participant over age 50 may contribute an additional $5,500 to the 401(k) plan.  In addition to salary deferral contributions, Kaiser Federal Bank will make a matching contribution equal to 50% of the first 10% of the compensation that is deferred by the participant during the plan year.  A participant is always 100% vested in his or her salary deferral contributions.  All employer contributions vest at a rate of 20% per year, beginning after the participant’s completion of his or her second year of service, such that the participant will be fully vested upon completion of six years of credited service.  However, a participant will immediately become 100% vested in the employer contributions upon his or her death, disability, or attainment of age 65 while employed with Kaiser Federal Bank.  Generally, a participant (or participant’s beneficiary) may receive a distribution from his or her vested account at retirement (age 65), early retirement (age 55 and ten years of vesting service), age 59½ (while employed with Kaiser Federal Bank), death, disability, or termination of employment.

Each participant has an individual account under the 401(k) plan and may direct the investment of his or her account among a variety of investment options or vehicles available, including the Kaiser Federal Financial Group, Inc. Stock Fund, which allows participants to invest in the common stock of Kaiser Federal Financial Group, Inc.

 Employee Stock Ownership Plan.   Kaiser Federal Bank maintains the Kaiser Federal Bank Employee Stock Ownership Plan.  Employees of Kaiser Federal Financial Group, Inc. and Kaiser Federal Bank who have been credited with at least 1,000 hours of service during a twelve-month period are eligible to participate in the employee stock ownership plan.  As part of the initial public offering of K-Fed Bancorp, the employee stock ownership plan borrowed funds from K-Fed Bancorp to purchase 454,940 shares of common stock, which served as collateral for the loan.  The loan was scheduled to be repaid by Kaiser Federal Bank through discretionary contributions to the employee stock ownership plan over 10 years.    Shares purchased by the employee stock ownership plan are held in a suspense account for allocation among the participants’ accounts as the loan is repaid.

Contributions to the employee stock ownership plan and shares released from the unallocated suspense account in an amount proportional to the repayment of the employee stock ownership plan loan will be allocated to each eligible participant’s plan account, based on the ratio of each participant’s compensation to the total compensation of all eligible participants.  Vested benefits will be payable generally upon the participants’ termination of employment, and will be paid in the form of common stock, or to the extent participants’ accounts contain cash, benefits will be paid in cash.  However, participants have the right to elect to receive their benefits entirely in the form of cash or common stock, or a combination of both.  Pursuant to FASB ASC Topic 718-40, we are required to record a compensation expense each year in an amount equal to the fair market value of the shares released from the suspense account.

As a result of the second-step conversion, the shares of K-Fed Bancorp common stock held by the suspense account were converted to 122,731 shares of Kaiser Federal Financial Group, Inc. common stock, and all shares allocated to participants’ accounts were converted to shares of Kaiser Federal Financial Group, Inc. common stock pursuant to the 0.7194 exchange ratio.  In addition, the employee stock ownership plan purchased 382,500 shares of Kaiser Federal Financial Group, Inc. common stock issued in the second-step conversion offering.  The employee stock ownership plan funded its stock purchase with a loan from Kaiser Federal Financial Group, Inc. equal to the aggregate purchase price of the common stock.  This loan will be repaid principally through Kaiser Federal Bank’s contribution to the employee stock ownership plan and dividends payable on the common stock held by the employee stock ownership plan over the anticipated 12-year term of the loan.  The interest rate for the employee stock ownership plan loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering.  Thereafter, the interest rate adjusts annually.  The original loan from K-Fed Bancorp to the employee stock ownership plan in connection with the initial public offering was refinanced and rolled into the loan received by the employee stock ownership plan from Kaiser Federal Financial Group, Inc. in connection with the second-step conversion.

The trustee will hold the shares purchased by the employee stock ownership plan in an unallocated suspense account, and shares will be released to the participants’ accounts as the loan is repaid, on a pro-rata basis.  The trustee will allocate the shares released among the participants’ accounts on the basis of each participant’s proportional share of eligible plan compensation relative to all participants’ proportional share of eligible plan compensation.

Potential Payments Upon Termination or Change in Control.  The following table sets forth estimates of the amounts that would be payable to the named executive officers upon the executive’s voluntary resignation, early retirement, normal retirement, involuntary termination or resignation for “good reason,” termination of employment for “cause,” termination following a change in control, death or disability, if such termination were effective as of June 30, 2012.  The table does not include vested or accrued benefits under tax-qualified benefit plans that are disclosed elsewhere in the Annual Report on Form 10-K.  The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.
	Voluntary Resignation ($)	Early Retirement ($)	Normal Retirement ($)	Involuntary Termination or Resignation for “Good Reason” ($)	Involuntary Termination for Cause ($)	Termination after Change in Control ($)	Disability ($)	Death ($)
Dustin Luton
Employment Agreement (1)	―	―	―	325,000	―	857,746	―	―
Annual Cash Incentive Plan (2)	―	―	44,517	―	―	―	44,517	44,517
2004 Stock Option Plan (3)	―	―	―	―	―	38,489	38,489	38,489
2004 Recognition and Retention Plan (4)	―	―	―	―	―	23,648	23,648	23,648

Jean M. Carandang
Employment Agreement (1)	―	―	―	187,200	―	446,400	―	―
Annual Cash Incentive Plan (2)	―	―	14,749	―	―	―	14,749	14,749
2004 Stock Option Plan (5)	―	―	―	―	―	8,481	8,481	8,481
2004 Recognition and Retention Plan (6)	―	―	―	―	―	66,185	66,185	66,185

Nancy J. Huber
Employment Agreement (1)	―	―	―	182,000	―	434,000	―	―
Annual Cash Incentive Plan (2)	―	―	12,812	―	―	―	12,812	12,812
2004 Stock Option Plan (7)	―	―	―	―	―	16,962	16,962	16,962
2004 Recognition and Retention Plan(8)	―	―	―	―	―	23,648	23,648	23,648

Jeanne R. Thompson
Employment Agreement (1)	―	―	―	161,200	―	384,400	―	―
Annual Cash Incentive Plan (2)	―	―	12,217	―	―	―	12,217	12,217
2004 Stock Option Plan (9)	―	―	―	―	―	16,962	16,962	16,962
2004 Recognition and Retention Plan(10)	―	―	―	―	―	23,648	23,648	23,648

David G. Hanighen
Annual Cash Incentive Plan (2)	―	―	9,555	―	―	―	9,555	9,555

(footnotes follow on next page)

(1)
Amount reflects the severance benefits payable to each named executive officer as stipulated under his or her Employment Agreement.   Please see the descriptions of each Employment Agreement set forth under “Executive Compensation-Benefit Plans” for further details.

(2)
Amount reflects the portion of the named executive officer’s incentive compensation award that was deferred in accordance with the terms of the Annual Incentive Plan.  The named executive officer (or beneficiary) will still be eligible to receive the deferred payment in accordance with the terms of the Annual Incentive Plan in the event of death, disability or termination of employment following the attainment of age 65 during the applicable performance period.

(3)
This amount represents the difference between the fair market value of the Kaiser Federal Financial Group, Inc. common stock and the exercise price of 12,155 stock option awards that become vested and exercisable as a result of Mr. Luton’s termination of employment following a change in control, death, or disability.  The fair market value of a share of Kaiser Federal Financial Group, Inc. common stock was $14.78 on June 30, 2012 and the exercise price of 5,755 options were $10.85 and 6,400 options were $12.30.

(4)
This amount represents the fair market value of 1,600 shares of restricted stock that become vested as a result of Mr. Luton’s termination of employment following a change in control, death, or disability.  The fair market value of each share of Kaiser Federal Financial Group, Inc. common stock was $14.78 on June 30, 2012.

(5)
This amount represents the difference between the fair market value of the Kaiser Federal Financial Group, Inc. common stock and the exercise price of 2,158 stock option awards that become vested and exercisable as a result of Ms. Carandang’s termination of employment following a change in control, death, or disability.  The fair market value of a share of Kaiser Federal Financial Group, Inc. common stock was $14.78 on June 30, 2012 and the exercise price of each option was $10.85.

(6)
This amount represents the fair market value of 4,478 shares of restricted stock that become vested as a result of Ms. Carandang’s termination of employment following a change in control, death, or disability.  The fair market value of each share of Kaiser Federal Financial Group, Inc. common stock was $14.78 on June 30, 2012.

(7)
This amount represents the difference between the fair market value of the Kaiser Federal Financial Group, Inc. common stock and the exercise price of 4,316 stock option awards that become vested and exercisable as a result of Ms. Huber’s termination of employment following a change in control, death, or disability.  The fair market value of a share of Kaiser Federal Financial Group, Inc. common stock was $14.78 on June 30, 2012 and the exercise price of each option was $10.85.

(8)
This amount represents the fair market value of 1,600 shares of restricted stock that become vested as a result of Ms. Huber’s termination of employment following a change in control, death, or disability.  The fair market value of each share of Kaiser Federal Financial Group, Inc. common stock was $14.78 on June 30, 2012.

(9)
This amount represents the difference between the fair market value of the Kaiser Federal Financial Group, Inc. common stock and the exercise price of 4,316 stock option awards that become vested and exercisable as a result of Ms. Thompson’s termination of employment following a change in control, death, or disability.  The fair market value of a share of Kaiser Federal Financial Group, Inc. common stock was $14.78 on June 30, 2012 and the exercise price of each option was $10.85.

(10)
This amount represents the fair market value of 21,600 shares of restricted stock that become vested as a result of Ms. Thompson’s termination of employment following a change in control, death, or disability.  The fair market value of each share of Kaiser Federal Financial Group, Inc. common stock was $14.78 on June 30, 2012.

Directors Compensation

Set forth below is a summary of the compensation for each of our directors for the year ended June 30, 2012.

	Director Compensation
Name	Fees earned or paid in cash ($)	Stock awards ($)(1)(2)	Option awards ($)(1)	All other compensation ($)(3)	Total ($)

James L. Breeden	52,500	15,010	—	76	67,586
John H. Cochrane	17,208	15,010	—	76	32,294
Giovani O. Dacumos	31,000	15,010	—	336	46,346
Michael J. Sacher	38,500	15,010	—	536	54,046
Robert C. Steinbach	38,500	15,010	—	76	53,586
Donald R. Voss	17,208	15,010	—	76	32,294
Laura G. Weisshar	29,500	15,010	—	349	44,859

(1)
As of June 30, 2012, the directors had the following outstanding equity awards: Mr. Breeden had 14,388 stock option awards and 1,083 restricted stock awards. Mr. Cochrane had 1,083 restricted stock awards. Mr.  Dacumos had 1,883 restricted stock awards. Mr. Sacher had 2,521 restricted stock awards and 14,388 stock option awards.  Mr. Steinbach had 1,083 restricted stock awards and 17,265 stock option awards.  Mr. Voss had 1,083 restricted stock awards. Ms. Weisshar had 1,802 restricted stock awards and 14,388 stock option awards.

(2)
Represents the grant date fair value of the restricted stock received under the 2004 Recognition and Retention Plan and 2011 Equity Incentive Plan.  The grant date fair value has been computed in accordance with the stock-based compensation accounting rules (FASB ASC Topic 718).  A discussion of the assumptions used in calculating the award values may be found at Note 12 of our notes to our consolidated financial statements in the Annual Report on Form 10-K for the year ended June 30, 2012.

(3)
This amount represents dividends received in 2012 on unvested stock awards granted pursuant to the 2004 Recognition and Retention Plan and 2011 Equity Incentive Plan.  For the year ended June 30, 2012, no director received perquisites or personal benefits which exceeded $10,000.

Board Fees

Members of the Board of Directors and the committees of Kaiser Federal Financial Group, Inc. do not receive separate compensation for their service on the Board of Directors or the committees of Kaiser Federal Bank.

For the year ended June 30, 2012, members of the Board of Directors of Kaiser Federal Financial Group, Inc. received an annual retainer of $22,500. The Chairman of the Board of Directors receives an annual retainer of $32,500.  The Compensation Committee Chair and the Audit Committee Chair received an annual retainer of $27,500.  Each member of Kaiser Federal Bank’s Executive Committee and Audit Committee received an additional annual retainer of $5,000. Each member of Kaiser Federal Bank’s Governance/Nominating Committee receives an additional annual retainer of $2,000. The Board Chairman, Mr. Breeden, also received an annual retainer of $7,500 for attending monthly credit committee, asset/liability management committee and internal asset review committee meetings of Kaiser Federal Bank.  Mr. Dacumos received an annual retainer of $2,500 for attending quarterly IT Steering Committee meetings.

Director Plans

Members of the Board of Directors are eligible to participate in the 2004 Stock Option Plan, the 2004 Recognition and Retention Plan and the 2011 Equity Incentive Plan.  Please see the descriptions of each plan set forth under “Benefit Plans” for further details.

Transactions with Certain Related Persons

Kaiser Federal Bank has a policy of granting loans to officers and directors, which fully complies with all applicable federal regulations. Loans to directors and executive officers are made in the ordinary course of business and on substantially the same terms and conditions as those of comparable transactions with unaffiliated third parties prevailing at the time, in accordance with our underwriting guidelines, and do not involve more than the normal risk of collectability or present other unfavorable features. In addition, all loans to directors and executive officers are approved by at least a majority of the independent, disinterested members of the board.

All loans Kaiser Federal Bank makes to its directors and executive officers are subject to regulations restricting loans and other transactions with affiliated persons of Kaiser Federal Bank. Loans to all directors and executive officers and their associates totaled approximately $2.1 million at June 30, 2012, which was 1.64% of our stockholders’ equity at that date. All loans to directors and executive officers were performing in accordance with their terms at June 30, 2012.

Any transaction with a director is reviewed by and subject to approval of the members of the Board of Directors who are not directly involved in the proposed transaction to confirm that the transaction is on terms that are no less favorable than those that would be available to us from an unrelated party through an arms-length transaction.

PROPOSAL 2 —  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended June 30, 2012 was Crowe Horwath LLP. Our audit committee has approved the engagement of Crowe Horwath LLP to be our independent registered public accounting firm for the fiscal year ending June 30, 2013, subject to the ratification of the engagement by our stockholders. At the annual meeting, our stockholders will consider and vote on the ratification of the engagement of Crowe Horwath LLP for the fiscal year ending June 30, 2013. A representative of Crowe Horwath LLP is expected to attend the annual meeting and will have the opportunity to make a statement and respond to appropriate questions.

Set forth below is certain information concerning aggregate fees billed for professional services rendered by Crowe Horwath LLP during the fiscal years ended June 30, 2012 and June 30, 2011, respectively. The aggregate fees included in the audit fees category were fees billed for the fiscal years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the noted fiscal years.

	2012	2011
Audit Fees	$195,100	$191,000

Audit Related Fees	$–	$49,898

All Other Fees	$28,474	$29,231

Audit Fees. Audit fees of $195,100 and $191,000 in the fiscal years ended June 30, 2012 and 2011, respectively, were for the audit of our consolidated financial statements. These audit fees included fees for the review of the financial statements included in our annual and quarterly reports filed with the Securities and Exchange Commission and the internal controls attestation required under regulations of the Securities and Exchange Commission.

Audit-Related Fees. Audit-related fees of $49,898 in the fiscal year ended June 30, 2011 were for audit work performed in conjunction with the second-step stock offering.

Tax Fees. There were no tax fees in the fiscal years ended June 30, 2012 and 2011.

All Other Fees. Other fees of $28,474 and $29,231 in the fiscal years ended June 30, 2012 and 2011 were for an annual software license fee for accounting research software as well as the audit of Kaiser Federal Financial Group, Inc.’s 401(k) Plan.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Registered Public Accounting Firm.

The audit committee has considered whether the provision of non-audit services, which relate primarily to tax consulting and other compliance services rendered, is compatible with maintaining the independence of Crowe Horwath LLP. The audit committee concluded that performing such services does not affect the independence of Crowe Horwath LLP in performing its function as independent registered public accounting firm of Kaiser Federal Financial Group, Inc.

The audit committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The audit committee has delegated pre-approval authority to its chairman when expedition of services is necessary. The independent registered public accounting firm and management are required to periodically report to the full audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

In order to ratify the selection of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2013, the proposal must receive at least a majority of the votes cast, without regard to broker non-votes or abstentions, either in person or by proxy, in favor of such ratification.

The audit committee of the Board of Directors recommends a vote “FOR” the ratification of Crowe Horwath LLP as the independent registered public accounting firm for the fiscal year ending June 30, 2013.

PROPOSAL 3—ADVISORY VOTE ON EXECUTIVE COMPENSATION

The compensation of our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers (“Named Executive Officers”) is described in “PROPOSAL 1—ELECTION OF DIRECTORS—Compensation Discussion and Analysis,” “Executive Compensation,” “Benefit Plans” and Tax-Qualified Benefit Plans.”   Stockholders are urged to read the Executive Compensation section of this proxy statement, which discusses our compensation policies and procedures with respect to our Named Executive Officers.

In accordance with Securities and Exchange Commission regulations, stockholders will be asked at the annual meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:

RESOLVED, that the stockholders of Kaiser Federal Financial Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers described in the Executive Compensation, Benefit Plans and Tax-Qualified Benefit Plans sections of the proxy statement, including the Compensation, Discussion and Analysis, the compensation tables and other narrative executive compensation disclosures set forth in those sections.

This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the compensation committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourages all stockholders to vote their shares on this matter. The Board of Directors and the compensation committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

The Board of Directors recommends that you vote “FOR” the resolution set forth in Proposal Three.

ADVANCE NOTICE OF BUSINESS TO BE CONDUCTED AT THE 2013 ANNUAL MEETING

Our Bylaws provide an advance notice procedure for certain business, or nominations to the Board of Directors, to be brought before an annual meeting of stockholders. In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Secretary must receive written notice not earlier than the 90th day nor later than the 80th day prior to date of the annual meeting; provided, however, that in the event that less than 90 days’ notice or prior public disclosure of the date of the annual meeting is provided to stockholders, then, to be timely, notice by the stockholder must be so received not later than the tenth day following the day on which public announcement of the date of such meeting is first made.

The notice with respect to stockholder proposals that are not nominations for director must set forth as to each matter such stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (ii) the name and address of such stockholder as they appear on our books and of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class or series and number of shares of capital stock of  Kaiser Federal Financial Group, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

The notice with respect to director nominations must include (i) as to each individual whom the stockholder proposes to nominate for election as a director, (A) all information relating to such person that would indicate such person’s qualification under Article 2, Section 12 of our Bylaws, including an affidavit that such person would not be disqualified under the provisions of Article 2, Section 12 of the Bylaws and (B) all other information relating to such individual that is required to be disclosed in connection with solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, or any successor rule or regulation; and (ii) as to the stockholder giving the notice, (A) the name and address of such stockholder as they appear on our  books and of the beneficial owner, if any, on whose behalf the nomination is made; (B) the class or series and number of shares of capital stock of Kaiser Federal Financial Group, Inc. which are owned beneficially or of record by such stockholder and such beneficial owner; (C) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder; (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and (E) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act or any successor rule or regulation.  Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

The 2013 annual meeting of stockholders is expected to be held on October 30, 2013.  Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no earlier than August 1, 2013 and no later than August 12, 2013.  If notice is received outside of these dates, it will be considered untimely, and we will not be required to present the matter at the stockholders meeting.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in our proxy materials for our 2013 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at Kaiser Federal Financial Group, Inc.’s executive office, 1359 North Grand Avenue, Covina, California 91724, at a reasonable time prior to the distribution of our proxy materials, which we deem to be no later than May 17, 2013.  Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

OTHER MATTERS

As of the date of this document, the Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the proxy statement. However, if any matters should properly come before the annual meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Notice, Proxy Statement, Proxy Card and Annual Report on Form 10-K are available at www.kffg.com.

MISCELLANEOUS

The cost of solicitation of proxies will be borne by Kaiser Federal Financial Group, Inc.  We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of common stock.  In addition to solicitations by mail, directors, officers and regular employees of Kaiser Federal Financial Group, Inc. may solicit proxies personally, by facsimile or by telephone without additional compensation.  Our 2012 Annual Report to Stockholders has been made available to all stockholders of record as of September 6, 2012.  Any stockholder may obtain a copy of the Annual Report on Form 10-K through our website, by calling us or writing us at the address below.  Such annual report is not to be treated as a part of the proxy solicitation material nor as having been incorporated herein by reference.

Stockholder Relations
Kaiser Federal Financial Group, Inc.
1359 North Grand Avenue
Covina, California 91724
Phone: (800) 524-2274
Fax: (626) 646-2032
www.kffg.com

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Jeanne R. Thompson
Jeanne R. Thompson
Secretary

Covina, California
September 14, 2012

KAISER FEDERAL FINANCIAL GROUP, INC. 1359 NORTH GRAND AVENUE COVINA, CA 91724
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE- 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M49675-P30114	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

KAISER FEDERAL FINANCIAL GROUP, INC.		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote “FOR” Proposals 1, 2 and 3.

1.	The election as Directors of all nominees listed below	☐	☐	☐
(except as marked to the contrary) each to serve for
the terms ending as listed below.

Nominees:

01) Giovani O. Dacumos (2015)
02) Michael J. Sacher (2015)
03) Robert C. Steinbach (2015)
04) Dustin Luton (2014)

						For	Against	Abstain

2.	The approval of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2013.					☐	☐	☐

3.	An advisory, non-binding resolution with respect to our executive compensation.					☐	☐	☐

For address changes and/or comments, please check this box and write them				☐
on the back where indicated.

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M49676-P30114

REVOCABLE PROXY KAISER FEDERAL FINANCIAL GROUP, INC. ANNUAL MEETING OF STOCKHOLDERS October 24, 2012 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the full Board of Directors, with full powers of substitution to act as attorneys and proxies for the undersigned to vote all shares of common stock of Kaiser Federal Financial Group, Inc. (the “Company”) which the undersigned may be entitled to vote at the Annual Meeting of Stockholders to be held at 1359 North Grand Avenue, Covina, California, at 5:00 p.m. (pacific time) on Wednesday, October 24, 2012 and at any adjournment or postponement thereof. The Board of Directors is authorized to cast all votes to which the undersigned is entitled as specified on the reverse side.

Should the undersigned be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Kaiser Federal Financial Group, Inc. at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Kaiser Federal Financial Group, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting.

The undersigned acknowledges receipt from Kaiser Federal Financial Group, Inc. prior to the execution of this proxy of a notice of the annual meeting, audited financial statements and a proxy statement dated September 14, 2012.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSITIONS STATED ON THE REVERSE SIDE. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Please complete and date this proxy and return it promptly in the enclosed postage-prepaid envelope.